 Exhibit 99.1

Surgery Partners, Inc. Announces Pricing of Incremental Note Offering

Surgery Partners, Inc. (NASDAQ:SGRY) (“Surgery Partners” or the “Company”) today announced that its wholly-owned subsidiary, Surgery Center Holdings, Inc. (the “Issuer”), priced $115.0 million aggregate principal amount of its 10.000% senior unsecured notes due 2027 (the “notes”) at 100.75% of the principal amount in a previously announced private offering exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The offering is expected to close on July 30, 2020, subject to certain customary closing conditions. The notes will be guaranteed (the “guarantees”) on a senior unsecured basis by each domestic wholly-owned subsidiary of the Issuer that guarantees the Issuer’s obligations under its senior secured credit facilities. The notes will be issued as part of the same series as the $430 million of 10.000% senior notes due 2027 originally issued in April 2019.

Surgery Partners intends to use the net proceeds from this offering for general corporate purposes and to fund growth-related activities, including, but not limited to, service line expansions, physician recruiting and technology infrastructure investments and potential acquisitions.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy securities, nor shall there be any offer, solicitation or sale in any jurisdiction in which, or to any person to whom, such offer, solicitation or sale would be unlawful. The notes and the guarantees are being offered and sold only to “qualified institutional buyers” in the United States pursuant to Rule 144A under the Securities Act, and to non-U.S. persons outside the United States in reliance on Regulation S under the Securities Act. The notes and the guarantees have not been, and will not be, registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

About Surgery Partners

Headquartered in Brentwood, Tennessee, Surgery Partners is a leading healthcare services company with a differentiated outpatient delivery model focused on providing high quality, cost effective solutions for surgical and related ancillary care in support of both patients and physicians. Founded in 2004, Surgery Partners is one of the largest and fastest growing surgical services businesses in the country, with more than 180 locations in 30 states, including ambulatory surgery centers, surgical hospitals, a diagnostic laboratory, multi-specialty physician practices and urgent care facilities. For additional information, visit www.surgerypartners.com.

Forward-Looking Statements

This press release contains forward-looking statements, including those regarding the expected closing of the notes offering and Surgery Partners’ intention to apply the net proceeds of the notes. These statements can be identified by the use of words such as “believes,” “anticipates,” “expects,” “intends,” “plans,” “continues,” “estimates,” “predicts,” “projects,” “forecasts,” and similar expressions. All forward-looking statements are based on current expectations and beliefs as of the date of this release and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those discussed in, or implied by, the forward-looking statements, including, but not limited to, the risk that the proposed offering is not consummated, and the other risks identified in Item 1A under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, filed on March 13, 2020, and the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed on May 11, 2020. Except as required by law, neither Surgery Partners, nor the Issuer, undertakes any obligation to revise or update publicly any forward-looking statements to reflect events or circumstances after the date of this report, or to reflect the occurrence of unanticipated events or circumstances.

Contact:

Surgery Partners Investor Relations

(615) 234-8940

IR@surgerypartners.com